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                                                                    Exhibit 23.2

                                                           (GRANT THORNTON LOGO)

ACCOUNTANTS AND BUSINESS ADVISORS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
SigmaTron International, Inc.

We have issued our report dated July 8, 2005, except for note C relating to "Discontinued Operations" which is dated July 19, 2006, accompanying the consolidated statements of income, stockholders' equity and cash flows of SigmaTron International, Inc. and Subsidiaries for the year ended April 30, 2005, included in the Annual Report of SigmaTron International, Inc. and Subsidiaries on Form 10-K for the year ended April 30, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of SigmaTron International, Inc. and Subsidiaries on Forms S-8 (File No. 33-20147 and 333-52044).

GRANT THORNTON LLP


/s/ GRANT THORNTON LLP

Chicago, Illinois
July 13, 2007

175 W. Jackson Boulevard
20th Floor
Chicago, IL 60604
T 312.856.0200
F 312.565.4719
W www.grantthornton.com

GRANT THORNTON LLP
US MEMBER OF GRANT THORNTON INTERNATIONAL